                                            REGISTRATION STATEMENT NO. 333-75177


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FORD MOTOR CREDIT COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   38-1612444
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

           THE AMERICAN ROAD, DEARBORN, MICHIGAN 48121 (313) 322-3000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               R. P. CONRAD, ESQ.
                           FORD MOTOR CREDIT COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 594-7765
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                            ------------------------

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] ________

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

           TITLE OF EACH                                   PROPOSED          PROPOSED
              CLASS OF                    AMOUNT            MAXIMUM           MAXIMUM        AMOUNT OF
             SECURITIES                    TO BE        AGGREGATE PRICE      AGGREGATE      REGISTRATION
          TO BE REGISTERED              REGISTERED         PER UNIT       OFFERING PRICE       FEE(1)
------------------------------------
Debt Securities.....................  $20,000,000,000      100%*          $20,000,000,000*   $5,560,000

================================================================================

 * Estimated solely for the purpose of determining the amount of the registration fee.

(1) $278 of which was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


    Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus which is a part of this Registration Statement is a combined Prospectus relating also to Registration Statement No. 333-50611 and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-50611.

================================================================================

                                   FORD LOGO

                           FORD MOTOR CREDIT COMPANY


                                $22,800,000,000


                                DEBT SECURITIES


     This Prospectus is part of two registration statements that Ford Motor Credit Company filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, Ford Credit may, from time to time, sell the debt securities described in this Prospectus in one or more offerings up to a total dollar amount of $22,800,000,000.


     This Prospectus provides you with a general description of the debt securities Ford Credit may offer. Each time Ford Credit sells debt securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement also may add, update or change information contained in this Prospectus.

     You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

     Ford Credit's principal executive offices are located at:

       Ford Motor Credit Company
       The American Road
       Dearborn, Michigan 48121
       313-322-3000

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is April   , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    2
Information Concerning Ford Credit..........................    2
Information Concerning Ford.................................    3
Ratio of Earnings to Fixed Charges..........................    4
Use of Proceeds.............................................    4
Description of Debt Securities..............................    5
Plan of Distribution........................................    8
Legal Opinions..............................................    9
Experts.....................................................    9

                           -------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     THE DEBT SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

     YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENTS.

                      WHERE YOU CAN FIND MORE INFORMATION

     Ford Motor Credit Company ("Ford Credit") files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document Ford Credit files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Ford Credit's SEC filings also are available to you at the SEC's web site at http://www.sec.gov.


     The SEC allows Ford Credit to "incorporate by reference" the information Ford Credit files with the SEC, which means that Ford Credit can disclose important information to you by referring you to those documents that are considered part of this Prospectus. Information that Ford Credit files later with the SEC will automatically update and supersede the previously filed information. Ford Credit incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until (i) after the date of filing of this Registration Statement and prior to effectiveness and (ii) the offering of all the debt securities has been completed.


     - Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 10-K Report").


     - Current Reports on Form 8-K dated January 11, 1999, February 2, 1999 (the "February 1999 8-K Report"), February 22, 1999 and April 15, 1999.


     These reports include information about Ford Motor Company ("Ford") as well as information about Ford Credit.

     You may request copies of these filings at no cost, by writing or telephoning Ford Credit at the following address:

    Ford Motor Credit Company
    The American Road
    Dearborn, MI 48121
    Attn: Corporate Secretary
    (313) 594-9876

                       INFORMATION CONCERNING FORD CREDIT

     Ford Credit was incorporated in Delaware in 1959 and is an indirect wholly-owned subsidiary of Ford. As used herein "Ford Credit" refers to Ford Motor Credit Company and its subsidiaries unless the context otherwise requires.

     Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford Motor Company retail dealerships and associated non-Ford dealerships throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, subsidiaries of Ford Credit provide these financing services in the United States, Europe, Canada, Australia, Indonesia and India to non-Ford dealerships. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford and its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford and finances certain receivables of Ford and its subsidiaries.

     Ford Credit also conducts insurance operations through The American Road Insurance Company ("American Road") and its subsidiaries in the United States and Canada. American Road's business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford

Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

                          INFORMATION CONCERNING FORD

     Ford was incorporated in Delaware in 1919 and acquired the business of a Michigan company, also known as Ford Motor Company, incorporated in 1903 to produce automobiles designed and engineered by Henry Ford. Ford is the world's largest producer of trucks and the second-largest producer of cars and trucks combined.

     Ford's two principal business segments are Automotive and Financial Services. The activities of the Automotive segment consist of the design, manufacture and sale of cars and trucks and automotive components and systems. Substantially all of the cars and trucks Ford produces are sold through retail dealerships, most of which are privately owned and financed.

     The activities of Ford's Financial Services segment are conducted primarily through its subsidiaries: Ford Credit and The Hertz Corporation.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of "earnings" to "fixed charges" for Ford Credit and Ford were as follows for each of the periods indicated:

                                                                    YEARS ENDED DECEMBER 31
                                                              ------------------------------------
                                                              1998    1997    1996    1995    1994
                                                              ----    ----    ----    ----    ----
Ford Motor Credit Company...................................  1.3     1.3     1.3     1.3     1.5
Ford Motor Company..........................................  3.8*    2.0     1.6     1.6     2.0

-------------------------
* Earnings used in calculation of this ratio include $15,955 million gain on spin-off of The Associates. Excluding this gain, the ratio is 2.0.

     For purposes of the Ford Credit ratio:

        "earnings" mean the sum of:


         - Ford Credit's pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries, and



         -  Ford Credit's fixed charges.


        "fixed charges" mean the sum of:

         -  interest Ford Credit pays on borrowed funds,

         - the amount Ford Credit amortizes for debt discount, premiums and issuance expenses and

         - one-third of all rental expenses of Ford Credit (the portion deemed representative of the interest factor.

     For purposes of the Ford ratio:

        "earnings" mean the sum of:

         -  Ford's pre-tax income,

         - the pre-tax income of Ford's majority-owned subsidiaries, whether or not consolidated,

         - Ford's proportionate share of the income of any fifty-percent-owned companies,

         - any income Ford received from less-than-fifty-percent-owned companies, and

         -  Ford's fixed charges.

        "fixed charges" mean the sum of:

         -  the interest Ford pays on borrowed funds,

         - the preferred stock dividend requirements of Ford's consolidated subsidiaries and trusts,

         - the amount Ford amortizes for debt discount, premium, and issuance expense, and

         - one-third of all rental expenses of Ford (the proportion deemed representative of the interest factor).

                                USE OF PROCEEDS

     Except as otherwise provided in the Prospectus Supplement, the net proceeds from the sale of the debt securities will be added to the general funds of Ford Credit and will be available for the purchase of receivables, for loans and for use in connection with the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings (commercial paper, borrowings under bank lines of credit and borrowings under agreements with bank trust departments) or may be invested temporarily in short-term securities.

     Ford Credit expects to issue additional long-term and short-term debt from time to time. The nature and amount of Ford Credit's long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time, as a result of business requirements, market conditions and other factors.

                         DESCRIPTION OF DEBT SECURITIES

     Ford Credit will issue debt securities in one or more series under an Indenture, dated as of February 1, 1985, as supplemented, between Ford Credit and The Chase Manhattan Bank (the "Trustee"). The Indenture may be supplemented further from time to time.

     The Indenture is a contract between Ford Credit and The Chase Manhattan Bank acting as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights against Ford Credit if an "Event of Default" described below occurs. Second, the Trustee performs certain administrative duties for Ford Credit.

     The Indenture is summarized below. Because it is a summary, it does not contain all of the information that may be important to you. Ford Credit filed the Indenture as an exhibit to the registration statement, and suggests that you read those parts of the Indenture that are important to you. You especially need to read the Indenture to get a complete understanding of your rights and our obligations under the covenants described below under Limitation on Liens and Merger and Consolidation. Throughout the summary Ford Credit has included parenthetical references to the Indenture so that you can easily locate the provisions being discussed.

     The specific terms of each series of debt securities will be described in the particular Prospectus Supplement relating to that series. The Prospectus Supplement may or may not modify the general terms found in this Prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this Prospectus and the Prospectus Supplement relating to that particular series.

GENERAL

     The debt securities offered by this Prospectus will be limited to a total amount of $1,000,000, or the equivalent amount in any currency. The Indenture, however, does not limit the amount of debt securities that may be issued under it. Therefore, additional debt securities may be issued under the Indenture.

     The Prospectus Supplement which will accompany this Prospectus will describe the particular series of debt securities being offered by including:

        - the designation or title of the series of debt securities;

        - the total principal amount of the series of debt securities;

        - the percentage of the principal amount at which the series of debt securities will be offered;

        - the date or dates on which principal will be payable;

        - the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

        - the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

        - the terms for redemption, extension or early repayment, if any;

        - the currencies in which the series of debt securities are issued or payable;

        - the provision for any sinking fund;

        - any additional restrictive covenants;

        - any additional Events of Default;

        - whether the series of debt securities are issuable in physical or global form;

        - any special tax implications, including provisions for original issue discount; and

        - any other terms.

     The debt securities will be unsecured obligations of Ford Credit. The debt securities will rank equally with Ford Credit's other unsecured and unsubordinated indebtedness (parent company only).

     Unless the Prospectus Supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by Ford Credit in immediately available funds.

LIMITATION ON LIENS

     If Ford Credit or any Restricted Subsidiary (as defined in the Indenture) shall pledge or otherwise subject to any lien (as defined in the Indenture as a "Mortgage") any of its property or assets, Ford Credit will secure or cause such Restricted Subsidiary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction does not apply to Mortgages securing such indebtedness which shall not exceed $5 million in the aggregate at any one time outstanding and does not apply to:

        - certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States;

        - Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States;

        - Mortgages in favor of Ford Credit or any Restricted Subsidiary;

        - Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary;

        - deposits made in connection with pending litigation;

        - Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages; and

        - any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses, inclusive. (Section 10.04).

MERGER AND CONSOLIDATION

     The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the debt securities shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 10.04 (see "Limitation on Liens" above) without equally and ratably securing the Indenture Securities. (Section 8.03).

EVENTS OF DEFAULT AND NOTICE THEREOF

     The Indenture defines an "Event of Default" as being any one of the following events:

        - failure to pay interest for 30 days after becoming due;

        - failure to pay principal or any premium for five business days after becoming due;

        - failure to make a sinking fund payment for five days after becoming due;

        - failure to perform any other covenant applicable to the debt securities for 90 days after notice;

        - certain events of bankruptcy, insolvency or reorganization; and

        - any other Event of Default provided in the Prospectus Supplement.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. (Section 5.01.)

     If an Event of Default occurs and continues, the Trustee or the holders of at least 25% of the total principal amount of the series may declare the entire principal amount (or, if they are Original Issue Discount Securities (as defined in the Indenture), the portion of the principal amount as specified in the terms of such series) of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the total principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

     The Indenture provides that within 90 days after default under a series of debt securities, the Trustee will give the holders of that series notice of all uncured defaults known to it. (The term "default" includes the events specified above without regard to any period of grace or requirement of notice.) The Trustee may withhold notice of any default (except a default in the payment of principal, interest or any premium) if it believes that it is in the interest of the holders. (Section 6.02.)

     Annually, Ford Credit must send to the Trustee a certificate describing any existing defaults under the Indenture. (Section 10.05.)

     Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable protection from expenses and liability. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority of the total principal amount of any series of debt securities may direct the Trustee how to act under the Indenture. (Section 5.12.)

MODIFICATION OF THE INDENTURE

     With certain exceptions, Ford Credit's rights and obligations and your rights under a particular series of debt securities may be modified with the consent of the holders of not less than two-thirds of the total principal amount of those debt securities. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against you without your consent. (Section 9.02.)

GLOBAL SECURITIES

     Unless otherwise stated in the Prospectus Supplement, the debt securities of a series will be issued in the form of one or more global certificates that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), which will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or "beneficially" through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

     While the debt securities are represented by one or more global certificates:

        - You will not be able to have the debt securities registered in your name;

        - You will not be able to receive a physical certificate for the debt securities;

        - Ford Credit's obligations, as well as the obligations of the Trustee and any of Ford Credit's agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once any payment under a series of debt securities is made to DTC, neither Ford Credit nor the Trustee will have any further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it;

        - Your rights under the debt securities relating to payments, transfers, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and/or the contractual arrangements you or your broker, bank or financial institution has with DTC. Neither Ford Credit nor the Trustee has any responsibility for the actions of DTC or your broker, bank or financial institution;

        - You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates; and

        - Because the debt securities will trade in DTC's Same-Day Funds Settlement System, when you buy or sell interests in the debt securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the debt securities to others.

     A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of the depositary or it is exchanged in whole or in part for debt securities in physical form. If a global certificate is exchanged for debt securities in physical form, they will be in denominations of $1,000 and integral multiples thereof, or another denomination stated in the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     Ford Credit may sell the debt securities to or through agents or underwriters or directly to one or more purchasers.

BY AGENTS

     Ford Credit may use agents to sell the debt securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

     Ford Credit may sell the debt securities to underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the debt securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     Ford Credit may sell debt securities directly to you. In this case, no underwriters or agents would be involved.

GENERAL INFORMATION

     Any underwriters or agents will be identified and their compensation described in a Prospectus Supplement.

     Ford Credit may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, Ford Credit or its subsidiaries in the ordinary course of their respective businesses. The Chase Manhattan Bank, Trustee under the Indenture, is also the trustee under indentures covering a number of outstanding issues of notes and debentures of Ford Credit, is a depositary of Ford Credit and Ford, has from time to time made loans to Ford Credit, Ford and its subsidiaries and has performed other services for such companies in the normal course of its business.

                                 LEGAL OPINIONS

     Hurley D. Smith, Esq., who is Ford Credit's Corporate Counsel and Secretary, or another Ford Credit attorney, will provide Ford Credit an opinion about the legality of the debt securities. Mr. Smith owns, and such other attorney likely would own, Common Stock of Ford and options to purchase shares of Common Stock of Ford.

                                    EXPERTS

     The financial statements and schedules included in the 1998 10-K Report and the February 1999 8-K Report have been audited by PricewaterhouseCoopers LLP ("PwC"), independent accountants. These financial statements are incorporated by reference in this Prospectus and in the registration statement in reliance upon PwC's report on those financial statements given on their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:


Securities and Exchange Commission registration fee....    $5,560,000
Printing and engraving.................................       400,000
Accountants' fees......................................       200,000
Blue Sky fees and expenses.............................        30,000
Fees and expenses of Trustee...........................       400,000
Rating Agency fees.....................................       360,000
Miscellaneous expenses.................................        30,000
                                                           ----------
       Total...........................................    $6,980,000
                                                           ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides as follows:

     145. Indemnification of officers, directors, employees and agents; insurance --

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5 of Article Ninth of the Certificate of Incorporation of Ford Credit provides as follows:

                     LIMITATION ON LIABILITY OF DIRECTORS;
                         INDEMNIFICATION AND INSURANCE.

     5.1. LIMITATION ON LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     5.2. EFFECT OF ANY REPEAL OR MODIFICATION OF SUBSECTION 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     5.3. INDEMNIFICATION AND INSURANCE.

     5.3A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

     5.3B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     5.3C. MISCELLANEOUS. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     5.3D. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     5.3E. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5.3F. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section
5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of Ford are applicable to directors, officers and employees of Ford Credit who serve as such at the request of Ford.

     Paragraph XXVI (formerly Paragraph XXIV) of Ford's Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:

          No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.

     Pursuant to the Underwriting Agreements relating to its underwritten offerings of securities, the underwriters have agreed to indemnify Ford Credit, each officer and director of Ford Credit and each person, if any, who controls Ford Credit within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act. The Sales Agency Agreements and the Purchase Agreements filed as Exhibits to, or incorporated by reference in, Ford Credit's Registration Statements relating to its offerings of medium-term notes, provide for similar indemnification by the Agents named therein.

     Ford Credit is insured for liabilities it may incur pursuant to Article NINTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit's Certificate of Incorporation. The premium for both insurance coverages is paid by Ford.

     Pursuant to Paragraph X of the Ford Money Market Account Program (the "Program") each member and alternate or a member of the Program Committee and each officer and director of each Participating Company is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Program.

     Pursuant to Paragraph VIII of the Ford Money Market Account Plan (the "Plan") each member and alternate member of the Plan Committee and each officer, director and employee of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Plan.

ITEM 16. EXHIBITS.

   EXHIBIT
     NO.                                 DESCRIPTION
   -------                               -----------
Exhibit 1-A      Form of Underwriting Agreement relating to the debt
                 securities. Filed as Exhibit 1-A to Registration Statement
                 No. 33-55945 and incorporated herein by reference.
Exhibit 1-B      Form of Sales Agency Agreement relating to the debt
                 securities. Filed as Exhibit 1-A to Registration Statement
                 No. 33-53101 and incorporated herein by reference.
Exhibit 4-A      Indenture dated as of February 1, 1985 between Ford Credit and The Chase Manhattan Bank as successor to Manufacturers
                 Hanover Trust Company, relating to the debt securities,
                 filed as Exhibit 4-A to Registration Statement No. 2-95568 and incorporated herein by reference.
Exhibit 4-B      Forms of debt securities are included in Exhibit 4-B to
                 Registration Statement No. 33-41060 and in Exhibits F and G
                 to this Registration Statement. Any additional form or forms of debt security will be filed with the Commission.
Exhibit 4-C      First Supplemental Indenture dated as of April 1, 1986
                 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford
                 Credit's Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.
Exhibit 4-D      Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford
                 Credit's Current Report on Form 8-K dated August 28, 1986
                 and incorporated herein by reference.
Exhibit 4-E      Third Supplemental Indenture dated as of March 15, 1987
                 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-E to Registration
                 Statement No. 33-12928 and incorporated herein by reference.
Exhibit 4-F      Fourth Supplemental Indenture dated as of April 15, 1988
                 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-F to Post-Effective
                 Amendment No. 1 to Registration Statement No. 33-20081 and
                 incorporated herein by reference.
Exhibit 4-G      Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-G to Registration
                 Statement No. 33-41060 and incorporated herein by reference.
Exhibit 4-H      Sixth Supplemental Indenture dated as of June 1, 1998
                 between Ford Motor Credit Company and The Chase Manhattan
                 Bank as successor to Manufacturers Hanover Trust Company
                 relating to the debt securities, filed as Exhibit 4.1 to
                 Ford Credit's Current Report on Form 8-K dated June 15, 1998 and incorporated herein by reference.

   EXHIBIT
     NO.                                 DESCRIPTION
   -------                               -----------
Exhibit 5        Opinion of H.D. Smith, Secretary and Corporate Counsel of
                 Ford Credit, as to the legality of the Debt Securities
                 registered hereunder.
Exhibit 12-A     Calculation of Ratios of Earnings to Fixed Charges of Ford
                 Credit. Filed as Exhibit 12-A to Ford Credit's Annual Report
                 on Form 10-K for the year ended December 31, 1998 and
                 incorporated herein by reference.
Exhibit 12-B     Calculation of Ratios of Earnings to Fixed Charges of Ford.
                 Filed as Exhibit 12-B to Ford Credit's Annual Report on Form
                 10-K for the year ended December 31, 1998 and incorporated herein by reference.
Exhibit 23-A     Consent of PricewaterhouseCoopers LLP.
Exhibit 23-B     Consent of H.D. Smith is contained in his opinion filed as
                 Exhibit 5 to this Registration Statement.
Exhibit 24       Powers of Attorney.
Exhibit 25       Statement of Eligibility and Qualifications on Form T-1 of
                 The Chase Manhattan Bank, Trustee.



ITEM 17. UNDERTAKINGS.


     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ford Credit pursuant to the provisions described under Item 15 above, or otherwise, Ford Credit has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of Ford Credit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ford Credit, or Ford, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, that the security rating requirement of Transaction Requirement B.2. of Form S-3 will be met by the time of the effectiveness of this Registration Statement, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 19th day of April, 1999.


                                          FORD MOTOR CREDIT COMPANY

                                          By          PHILIPPE PAILLART*
                                            ------------------------------------
                                                    (Philippe Paillart)
                                             Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



               SIGNATURE                                     TITLE                            DATE
               ---------                                     -----                            ----

          PHILIPPE PAILLART*               Chairman of the Board of Directors and
---------------------------------------    Director (principal executive officer)
          (Philippe Paillart)

          KENNETH J. COATES*               Director
---------------------------------------
          (Kenneth J. Coates)

              E.S. ACTON*                  Vice President -- Finance and Chief
---------------------------------------    Financial Officer (principal financial and
             (E.S. Acton)                  accounting officer)

           GREGORY C. SMITH*               Director
---------------------------------------
          (Gregory C. Smith)

            JOHN M. DEVINE*                Director
---------------------------------------
           (John M. Devine)

         MALCOLM S. MACDONALD*             Director
---------------------------------------
        (Malcolm S. Macdonald)

          DAVID C. FLANIGAN*               Director
---------------------------------------
          (David C. Flanigan)

          TERRY D. CHENAULT*               Director
---------------------------------------
          (Terry D. Chenault)

         * By /s/ R. P. CONRAD
   --------------------------------
            (R. P. Conrad)
           Attorney-in-Fact



                                                                  April 19, 1999

                                 EXHIBIT INDEX


                                                                               SEQUENTIALLY
   EXHIBIT                                                                       NUMBERED
     NO.                                 DESCRIPTION                              PAGES
   -------                               -----------                           ------------
Exhibit 1-A      Form of Underwriting Agreement relating to the debt
                 securities. Filed as Exhibit 1-A to Registration Statement
                 No. 33-55945 and incorporated herein by reference.
Exhibit 1-B      Form of Sales Agency Agreement relating to the debt
                 securities. Filed as Exhibit 1-A to Registration Statement
                 No. 33-53101 and incorporated herein by reference.
Exhibit 4-A      Indenture dated as of February 1, 1985 between Ford Credit and The Chase Manhattan Bank as successor to Manufacturers
                 Hanover Trust Company, relating to the debt securities,
                 filed as Exhibit 4-A to Registration Statement No. 2-95568 and incorporated herein by reference.
Exhibit 4-B      Forms of debt securities are included in Exhibit 4-B to
                 Registration Statement No. 33-41060 and in Exhibits F and G
                 to this Registration Statement. Any additional form or forms of debt security will be filed with the Commission.
Exhibit 4-C      First Supplemental Indenture dated as of April 1, 1986
                 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford
                 Credit's Current Report on Form 8-K dated April 29, 1986 and incorporated herein by reference.
Exhibit 4-D      Second Supplemental Indenture dated as of September 1, 1986 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-B to Ford
                 Credit's Current Report on Form 8-K dated August 28, 1986
                 and incorporated herein by reference.
Exhibit 4-E      Third Supplemental Indenture dated as of March 15, 1987
                 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company, relating to the debt securities, filed as Exhibit 4-E to Registration
                 Statement No. 33-12928 and incorporated herein by reference.
Exhibit 4-F      Fourth Supplemental Indenture dated as of April 15, 1988
                 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-F to Post-Effective
                 Amendment No. 1 to Registration Statement No. 33-20081 and
                 incorporated herein by reference.
Exhibit 4-G      Fifth Supplemental Indenture dated as of September 1, 1990 between Ford Credit and The Chase Manhattan Bank as
                 successor to Manufacturers Hanover Trust Company relating to the debt securities filed as Exhibit 4-G to Registration
                 Statement No. 33-41060 and incorporated herein by reference.
Exhibit 4-H      Sixth Supplemental Indenture dated as of June 1, 1998
                 between Ford Motor Credit Company and The Chase Manhattan
                 Bank as successor to Manufacturers Hanover Trust Company
                 relating to the debt securities, filed as Exhibit 4.1 to
                 Ford Credit's Current Report on Form 8-K dated June 15, 1998 and incorporated herein by reference.
Exhibit 5        Opinion of H.D. Smith, Secretary and Corporate Counsel of
                 Ford Credit, as to the legality of the Debt Securities
                 registered hereunder.

                                                                               SEQUENTIALLY
   EXHIBIT                                                                       NUMBERED
     NO.                                 DESCRIPTION                              PAGES
   -------                               -----------                           ------------
Exhibit 12-A     Calculation of Ratios of Earnings to Fixed Charges of Ford
                 Credit. Filed as Exhibit 12-A to Ford Credit's Annual Report
                 on Form 10-K for the year ended December 31, 1998 and
                 incorporated herein by reference.
Exhibit 12-B     Calculation of Ratios of Earnings to Fixed Charges of Ford.
                 Filed as Exhibit 12-B to Ford Credit's Annual Report on Form
                 10-K for the year ended December 31, 1998 and incorporated herein by reference.
Exhibit 23-A     Consent of PricewaterhouseCoopers LLP.
Exhibit 23-B     Consent of H.D. Smith is contained in his opinion filed as
                 Exhibit 5 to this Registration Statement.
Exhibit 24       Powers of Attorney.
Exhibit 25       Statement of Eligibility and Qualifications on Form T-1 of
                 The Chase Manhattan Bank, Trustee.
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